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                                                                   EXHIBIT j(1)

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                                                 March 20, 2000


AIM Tax-Exempt Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

            Re:       AIM Tax-Exempt Funds
                      Registration Statement on Form N-1A
                      -----------------------------------

Gentlemen:

                     We have acted as counsel to AIM Tax-Exempt Funds, a business trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

                     The Board of Trustees of the Trust has deemed it advisable for the Trust to acquire all of the assets and assume all of the liabilities of each of the four series portfolios (each, a "Predecessor Fund") of AIM Tax-Exempt Funds, Inc., a Maryland corporation (the Company"), pursuant to an Agreement and Plan of Reorganization (the "Reorganization").

                     Upon consummation of the Reorganization, the Trust will be the successor issuer to the Company. Pursuant to Rule 414 under the Securities Act of 1933, as amended (the "1933 Act"), the Trust is adopting the Registration Statement of the Company as its own for all purposes of the 1933 Act and the Securities Exchange Act of 1934, as amended, and is filing Post-Effective Amendment No. 9 under the 1933 Act and Amendment No. 10 under the 1940 Act to the Company's currently effective Registration Statement on Form N-1A (collectively, the "Registration Statement"). The Registration Statement registers an indefinite number of, with respect to AIM High Income Municipal Fund, Class A, Class B and Class C shares, and with respect to AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund and AIM Tax-Exempt Bond Fund of Connecticut, Class A Shares, of beneficial interest, par value $0.001 per share (the "Shares"), representing interests in each of the four series portfolios of the Trust (each, a "New Fund").

                     In connection with our giving this opinion, we have examined copies of the Trust's Certificate of Trust, Agreement and Declaration of Trust (the "Trust Agreement") and resolutions of the Board of Trustees adopted December 8, 1999, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses for the New Funds, which are included in the Registration Statement, substantially in the form in which they are to become effective (the



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AIM Tax-Exempt Funds
March 20, 2000
Page 2


"Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

                     Based on the foregoing and provided that the shareholders of the Company approve the Reorganization and that the Registration Statement becomes effective, we are of the opinion that the Shares of each New Fund to be issued to shareholders of the corresponding Predecessor Fund in the Reorganization, upon receipt of the consideration set forth in the Agreement and Plan of Reorganization, will be legally issued, fully paid and nonassessable. In addition, based on the foregoing, we are of the opinion that the Shares of each New Fund to be offered for sale from time to time pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the Prospectuses, will be legally issued, fully paid and nonassessable.

                     We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act.

                     Both the Delaware Business Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a New Fund for all loss and expense of any shareholder held personally liable for the obligations of the New Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a New Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for the Funds, which is included in the Registration Statement.


                                    Very truly yours,


                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP